PROMISSORY NOTE

$1,500,000

September 29, 2006

FOR VALUE RECEIVED, the undersigned, SOUTHPARK HOLDINGS II,

L.L.C., a Louisiana limited liability company (the "Purchaser"), promises to pay to PACER HOLDINGS OF LAFAYETTE, INC. DB/A PACER HEALTH HOLDINGS OF LAFAYETTE, INC., a Louisiana corporation ("Pacer" and together with the Purchaser, the "Parties" and each a "Party"), in lawful money of the United States of America, the principal sum of One Million Five Dollars ($1,500,000) pursuant to the following terms:

RECITAL:

WHEREAS, the Parties and Southpark Community Hospital, L.L.C., a Louisiana limited liability company (the "Company"), have, simultaneously upon the execution of this Promissory Note, entered into that certain Agreement (the "Agreement") pursuant to which the Purchaser acquired all of Pacer's Membership Interests in the Company, in exchange for, among other things, the issuance by the Purchaser to Pacer of this Promissory Note; and

WHEREAS, this Promissory Note is incorporated into the Agreement as part thereof and is an integral part of the consideration for the Agreement.

NOW THEREFORE, in consideration of the terms and conditions contained herein and in the Agreement, the Parties agree as follows:

AGREEMENT:

I

Recital. The Recital to this Promissory Note, which the Parties acknowledge is true and correct, is hereby incorporated herein by this reference.

2.

Payment.

a.

This Promissory Note shall be amortized over ten (10) years accruing interest at the rate of nine percent (9%) per annum from the date hereof. The annual interest rate for this Promissory Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, then multiplied by the actual number of days the principal balance is outstanding. An initial principal payment of $250,000 and interest thereon shall be due and payable forty-five (45) days from the date hereof. Equal payments of the principal balance of $1,250,000 and interest shall be due and payable beginning April 1, 2007 and commencing on the first day of each month thereafter until March 1, 2017 as provided on the amortization scheduled attached hereto as Schedule 1.

b.

The Company intends to obtain one or more loans at such terms and from such sources as the Company deems advisable and proper, for the purpose of refinancing certain short and long term liabilities of the Company (the "Refinancing"). In the event that the Company undertakes the Refinancing and receives therefrom funds of at least $21,000,000, then the entire outstanding balance of principal and interest due under this Promissory Note shall be due and payable thirty (30) days from the date that the Company receives the Refinancing funds.

c.

In the event that an investor purchases certain membership interests in the Company and invests capital directly into the Company (the "Investment") and the Company receives more than $1,000,000 over and above any investment funds committed to capital improvements related to the Investment, then the entire outstanding balance of principal and interest due under this Promissory Note shall be due and payable ten (10) days from the date that the Company receives the Investment funds.

d.

Payments shall be made by the Purchaser to Pacer by corporate check or money order at Pacer's address listed in Section

16 hereof, or at such other place in the United States pf

America as Pacer shall designate to the Purchaser in writing.

e.

The Purchaser may, without premium or penalty, at any date that a payment of principal and interest payment is due, prepay all or any portion of the outstanding principal balance due under this Promissory Note. Unless otherwise agreed to in writing, early payments under this Promissory Note will not relieve the Purchaser of the Purchaser's obligation to continue to make regularly scheduled payments under the above payment schedule. Early payments will instead reduce the principal balance due under this Promissory Note.

f.

If the Purchaser fails to pay any payment under this Promissory Note in full within five (5) days of when due. the Purchaser agrees to pay Pacer a late payment fee in an amount equal to 10.000% of the delinquent amount of principal and interest due. Late charges will not be assessed following declaration of default and acceleration of maturity of this Promissory Note.

3.

Maturity. The Purchaser shall be obligated to continue to make payments to Pacer under this Promissory Note, plus any and all interest accrued hereon and any and all late fees, through such date on which the Purchaser fully pays off the face amount of this Promissory Note to Pacer, plus any and all interest accrued hereon and any and all late fees, in accordance with Section 2 herein

4.

Waiver and Consent. To the fullest extent permitted by law and except as otherwise provided herein, the Purchaser waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Purchaser liable with respect to this Promissory Note.

5.

Costs, Indemnities and Expenses. In the event of default as described herein, the Purchaser agrees to pay all reasonable fees and costs incurred by Pacer in collecting or securing or attempting to collect or secure this Promissory Note, including reasonable attorneys' fees and expenses, whether or not involving litigation, collecting upon any judgments and/or appellate or bankruptcy proceedings. The Purchaser agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Promissory Note or any payment made in respect of this Promissory Note, and the Purchaser agrees to indemnify and hold Pacer harmless from and against any liability, costs, attorneys' fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

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6.

Events of Default. Upon an Event of Default (as defined below), the entire principal balance and accrued interest outstanding under this Promissory Note, and all other obligations of the Purchaser under this Promissory Note, shall be immediately due and payable without any action on the part of Pacer, and Pacer shall be entitled to seek and institute any and all remedies available to it. No remedy conferred under this Promissory Note upon Pacer is intended to be exclusive of any other remedy available to Pacer, pursuant to the terms of this Promissory Note or otherwise. No single or partial exercise by Pacer of any right, power or remedy hereunder shall preclude any other or further exercise thereof. The failure of Pacer to exercise any right or remedy under this Promissory Note or otherwise, or delay in exercising such right or remedy, shall not operate as a waiver thereof. An "Event of Default" shall be deemed to have occurred upon the occurrence of any of the following: (i) the Purchaser should fail for any reason or for no reason to make payment of any sum due pursuant to this Promissory Note when due, and fails to cure such default within five (5) days of receipt of written notice of such default; and (ii) the
Purchaser fails to satisfy any other obligation or requirement of the Purchaser under this
Promissory Note, and fails to cure such default within thirty (30) days of receipt of written notice of such default.

7.

Bankruptcy. During the period any proceeding filed by or against the Company under the bankruptcy laws of the United States is pending, all payments under this Promissory Note shall be suspended.

8.

Default Interest Rate; Maximum Interest Rate. If Pacer declares this Promissory Note to be in default, Pacer has the right prospectively to adjust and fix the simple interest rate under this Promissory Note until this Promissory Note is paid in full, as follows: the fixed default interest rate shall he equal to eighteen (18%) percent per annum. In no event shall any agreed to or actual interest charged, reserved or taken by Pacer as consideration for this Promissory Note exceed the limits imposed by the laws of the State of Louisiana. In the event that the interest provisions of this Promissory Note shall result at any time or for any reason in an effective rate of interest that exceeds the maximum interest rate permitted by applicable law, then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by Pacer in excess of those lawfully collectible as interest shall be applied against the principal of this Promissory Note immediately upon Pacer's receipt thereof, with the same force and effect as though the Purchaser had specifically designated such extra sums to be so applied to principal and Pacer had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments.

9.

Cancellation of Promissory Note. Upon the repayment by the Purchaser of all of its obligations hereunder to Pacer, including, without limitation, the face amount of this Promissory Note, plus accrued but unpaid interest and any and all late fees, the indebtedness evidenced hereby shall be deemed canceled and paid in full. Except as otherwise required by law or by the provisions of this Promissory Note, payments received by Pacer hereunder shall be applied first against expenses and indemnities, next against interest accrued on this Promissory Note, and next in reduction of the outstanding principal balance of this Promissory Note.

10.

Severability. If any provision of this Promissory Note is, for any reason, invalid or unenforceable, the remaining provisions of this Promissory Note will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Promissory Note that is held invalid or unenforceable by a court of competent ,jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

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Amendment and Waiver. This Promissory Note may be amended, or any provision of this Promissory Note may be waived, provided that any such amendment or waiver will be binding on a Party hereto only if such amendment or waiver is set forth in a writing executed by the Parties hereto. The waiver by any such Party hereto of a breach of any provision of this Promissory Note shall not operate or be construed as a waiver of any other breach.

12.

Successors. Except as otherwise provided herein, this Promissory Note shall bind and inure to the benefit of and be enforceable by the Parties hereto and their permitted successors and assigns.

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3.

Assignment. This Promissory Note shall not be directly or indirectly assignable or delegable by the Purchaser. Pacer may assign this Promissory Note as long as such assignment complies with the Securities Act of 1933, as amended.

14.

No Strict Construction. The language used in this Promissory Note will be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction will be applied against any Party.

15.

Further Assurances. Both Parties hereto will execute all documents and take such other actions as the other Party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Promissory Note.

16.

Notices, Consents, etc. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending Party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Purchaser:

Southpark Holdings II, LLC

310 Youngsville Highway

Lafayette, LA 70508

Attention:

James H. Morgan

Telephone:

(337) 769-2036

With a copy to:

Adams and Reese LLP

450 Laurel Street, Suite 1900

Baton Rouge, LA 70801

Attention:

Gregory D. Frost, Esq.

Telephone:

225-336-5200

Facsimile:

225-336-5220

If to Pacer:

Pacer Holdings of Lafayette, Inc. d/b/a Pacer

Health Holdings of Lafayette, Inc.

7759 N.W. 146`h Street

Miami Lakes, Florida 33016

Attention:

Ranier Gonzalez

Telephone:

(305) 828-7660

Facsimile:

(305) 828-2551

With a copy to:

Kirkpatrick & Lockhart Nicholson Graham LLP

201

South Biscayne Blvd. - Suite 2000

Miami. FL 33131-2199

Attention:

Clayton E. Parker, Esq.

Telephone:

(305)539-3300

Facsimile:

(305)358-7095

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient Party has specified by written notice given to each other Party five (5) business days prior to the effectiveness of such change. Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (c) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (a), (b) or (c) above, respectively.

17.

Remedies, Other Obligations, Breaches and Injunctive Relief. Pacer's remedies provided in this Promissory Note shall be cumulative and in addition to all other remedies available to Pacer under this Promissory Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of Pacer contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit Pacer's right to pursue actual damages for any failure by the Purchaser to comply with the terms of this Promissory Note. Every right and remedy of Pacer under any document executed in connection with this transaction may be exercised from time to time and as often as may be deemed expedient by Pacer. The Purchaser acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Pacer and that the remedy at law for any such breach may be inadequate. The Purchaser therefore agrees that, in the event of any such breach or threatened breach, Pacer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, and specific performance without the necessity of showing economic loss and without any bond or other security being required.

18.

Governing Law; Jurisdiction. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Louisiana without giving effect to the principles of conflicts of laws thereof. Each of the Parties hereto consents to the jurisdiction of the federal and state courts of the State of Louisiana in any such action or proceeding and waives any objection to venue laid therein.

19.

No Inconsistent Agreements. Neither of the Parties hereto will hereafter enter into any agreement which is inconsistent with the rights granted to the Parties in this Promissory Note.

20.

Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the Parties to this Promissory Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Promissory Note.

21.

Waiver of Jury Trial. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS PROMISSORY NOTE AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

22.

Entire Agreement. This Promissory Note (including the Recital and Schedule hereto) and the Agreement (and the Exhibits to the Agreement) set forth the entire understanding of the

Parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any Party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the Parties hereto.

IN WITNESS WHEREOF, this Promissory Note is executed by the undersigned as of the date hereof.

PURCHASER:

Southpark Holdings II, L.L.C.

By:

Name:

Title:

Schedule 1

Amortization Schedule